UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 9, 2010

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS 75038
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2010, Darling International Inc. (“Darling”), DG Acquisition Corp., a newly formed wholly owned subsidiary of Darling (“Merger Sub”), Griffin Industries, Inc. (“Griffin”) and Robert A. Griffin, as the Shareholders’ Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Griffin (the “Merger”), with Griffin surviving as a wholly owned subsidiary of Darling.

Transaction Consideration. Pursuant to the terms and conditions of the Merger Agreement and subject to certain adjustments as provided therein, Darling will pay Griffin’s shareholders an aggregate purchase price of $840.0 million (the “Transaction Consideration”) of which $740.0 million is payable in cash (the “Cash Consideration”) and $100.0 million is payable in common stock, par value $0.01 per share, of Darling (the “Darling Common Stock”), pursuant to the terms and conditions of the Rollover Agreement (as discussed below). Darling expects to pay the Cash Consideration through a senior debt financing and cash on hand. If the Merger closes after December 31, 2010, under certain circumstances, Darling is required to pay an additional $15.0 million of Transaction Consideration to Griffin’s shareholders, payable in cash.

Representations, Warranties and Covenants. The Merger Agreement contains customary representations, warranties and covenants by the parties.

Closing Conditions. The completion of the Merger is subject to certain conditions, including, among others, (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) subject to certain materiality exceptions, the representations and warranties of Griffin and Darling, respectively, being true and correct and (iii) Griffin and Darling being in compliance in all material respects with their respective obligations under the Merger Agreement.

Remedies. At the closing of the Merger, Darling will pay $33.6 million of the Transaction Consideration into an escrow account, which escrow, absent fraud, will be the sole and exclusive remedy available to Darling if Griffin’s representations and warranties fail to be true and correct (subject to certain materiality exceptions) at the signing or the closing of the Merger, or if Griffin breaches any of its covenants or agreements pursuant to the Merger Agreement. Any amounts remaining in the escrow account 18 months after closing, other than amounts set aside for claims pending at such time, will be released to the Griffin shareholders. Darling’s indemnification claims are subject to a $4.2 million deductible and a de minimis threshold of $25,000.

Termination; Termination Fees. The Merger Agreement may be terminated under certain circumstances. Darling is required to pay to Griffin a termination fee of $35.0 million in cash if (i) the conditions to closing set forth in the Merger Agreement have been satisfied and (ii) either (a) Griffin or Darling terminates the Merger Agreement because the closing has not occurred on or before December 31, 2010 (or such later date to which the parties may extend that date pursuant to the provisions of the Merger Agreement) or (b) Griffin terminates the Merger Agreement because Darling has materially breached its representations and warranties or covenants set forth in the Merger Agreement.

Rollover Agreement. On November 9, 2010, in connection with the Merger Agreement, Darling entered into the Rollover Agreement by and among Darling, certain of Griffin’s shareholders who qualify as “accredited investors” (the “Rollover Shareholders”) pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Robert A. Griffin, as the Investors’ Representative (the “Rollover Agreement”). Pursuant to the Rollover Agreement, $100.0 million of the Transaction Consideration will be paid to the Rollover Shareholders in the form of Darling

Common Stock. The Rollover Agreement provides that Darling will pay the Rollover Shareholders up to an additional $15.0 million in cash in the event that the Darling Common Stock received pursuant to the Rollover Agreement is valued at less than $100.0 million on the last day of the 13th full consecutive month following the closing date of the Merger (such valuation to be determined pursuant to the terms of the Rollover Agreement). The Rollover Agreement also provides that the Investors’ Representative will have the right to nominate a total of (i) two directors to Darling’s board of directors at the closing of the Merger for so long as the Rollover Shareholders maintain 6% ownership of Darling and (ii) one director to Darling’s board of directors at the closing of the Merger for so long as the Rollover Shareholders maintain 3% ownership of Darling.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement attached hereto as Exhibit 2.1 and the Rollover Agreement attached hereto as Exhibit 10.1.

The Merger Agreement and the Rollover Agreement have been included to provide investors and security holders with information regarding their terms. The agreements are not intended to provide any other financial information about Darling, Griffin or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the agreements were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures by Darling.

Item 3.02.                      Unregistered Sales of Equity Securities.

On November 9, 2010, in connection with the execution of the Merger Agreement described in Item 1.01 of this Form 8-K, Darling entered into the Rollover Agreement in which Darling agreed to issue 9,998,023 shares of Darling Common Stock to the Rollover Shareholders on the terms and subject to the conditions set forth in the Rollover Agreement. The shares of Darling Common Stock to be issued to the Rollover Shareholders represent $100.0 million of the Transaction Consideration. The sale of the shares of Darling Common Stock to be issued to the Rollover Shareholders has not been registered under the Securities Act or any state securities laws. Darling is relying upon the exemptions from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each Rollover Shareholder has represented that it is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and that it is acquiring the Darling Common Stock for its own account and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the shares of Darling Common Stock issued to the Rollover Shareholders. Item 1.01 of this Form 8-K contains a more detailed description of the Rollover Agreement, and is incorporated by reference into this Item 3.02.

Item 7.01.                      Regulation FD Disclosure.

On November 9, 2010, Darling will deliver an investor presentation that includes the material attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K, and the information contained therein shall not be deemed “filed” for purposes of

Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Darling under the Securities Act of 1933, as amended.

This Current Report, including Exhibit 99.1, includes “forward-looking” statements regarding the business operations of Darling and the industry in which it operates. These statements are identified by words such as “may,” “will,” “begin,” “look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “could,” “estimate,” “continue,”, “momentum” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the continuing turmoil existing in world financial, credit, commodities and stock markets, a decline in consumer confidence and discretionary spending, the general performance of the United States economy and global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, each of which could cause actual results to differ materially from those projected in such forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced in Darling’s filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 8.01.	Other Events.

Financing Commitments

On November 9, 2010, Darling received commitments from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of Montreal, Goldman Sachs Bank USA, PNC Bank N.A. and PNC Capital Markets LLC for approximately $625.0 million in senior secured debt financing (comprised of a term loan facility of $300.0 million and a revolving credit facility of $325.0 million), subject to, among other things, entering into definitive credit documentation contemporaneously with the closing of the Merger.

Press Release

A copy of the press release announcing entry into the Merger Agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 9, 2010, by and among Darling International Inc., DG Acquisition Corp., Griffin Industries, Inc. and Robert A. Griffin, in his capacity as the Shareholders’ Representative.

10.1	Rollover Agreement, dated as of November 9, 2010, by and among Darling International Inc., certain investors named therein and Robert A. Griffin, in his capacity as the Investors’ Representative.

99.1	Investor Presentation Material.

99.2	Press Release dated November 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: November 9, 2010	By:	/s/ John F. Sterling
		Name:	John F. Sterling
		Title:	Executive Vice President and General Counsel

EXHIBIT LIST

2.1
Agreement and Plan of Merger, dated as of November 9, 2010, by and among Darling International Inc., DG Acquisition Corp., Griffin Industries, Inc. and Robert A. Griffin, in his capacity as the Shareholders’ Representative.

10.1	Rollover Agreement, dated as of November 9, 2010, by and among Darling International Inc., certain investors named therein and Robert A. Griffin, in his capacity as the Investors’ Representative.

99.1	Investor Presentation Material.

99.2	Press Release dated November 9, 2010.